
NORMAND TITUS

Solstad Platform Supply Vessels (PSV)

Interim Condensed Combined Carve-out Financial Statements for the three and six months ended June 30, 2023

Contents



These financial statements have not been subject to external audit.

Interim Condensed Combined Statements of Comprehensive Income (Unaudited)

(NOK 1,000)

	2023 Q2	2022 Q2	2023 YTD	2022 YTD	Note
Freight income	**595 382**	**428 953**	**1 070 341**	**782 491**	
Other operating income	7 522	3 928	17 349	5 447	
Total operating income	**602 904**	**432 881**	**1 087 690**	**787 938**	**3**
Personnel costs	(222 094)	(199 872)	(446 431)	(412 485)	
Administrative expenses	(59 435)	(42 270)	(117 395)	(75 474)	7
Other operating expenses	(113 628)	(101 860)	(238 208)	(177 232)	
Total operating expenses	**(395 157)**	**(344 002)**	**(802 034)**	**(665 191)**	
Operating result before depreciations and impairment	**207 747**	**88 879**	**285 656**	**122 747**	
Depreciation	(39 321)	(55 973)	(72 148)	(111 774)	6
Depreciation capitalised periodic maintenance	(37 420)	(24 119)	(64 287)	(46 616)	6
Net reversal of impairment on fixed assets	-	-	185 734	-	6
Operating result	**131 007**	**8 787**	**334 955**	**(35 643)**	
Interest charges	(129 728)	(62 434)	(253 541)	(127 758)	
Net other finance income (expenses)	(111 586)	(473 963)	(356 436)	(445 944)	
Net financial items	**(241 314)**	**(536 396)**	**(609 977)**	**(573 702)**	
Ordinary result before taxes	**(110 307)**	**(527 610)**	**(275 022)**	**(609 345)**	
Tax on ordinary result	(1 506)	(1 662)	(2 773)	(2 063)	8
Net result	**(111 813)**	**(529 272)**	**(277 795)**	**(611 408)**	
Other comprehensive income					
Translation adjustments foreign currency	-	2 783	-	5 600	
Comprehensive income that may be reclassified in subsequent periods	**-**	**2 783**	**-**	**5 600**	
Comprehensive income that may not be reclassified to income statment	**-**	**-**	**-**	**-**	
Total comprehensive income / (loss)	**(111 813)**	**(526 489)**	**(277 795)**	**(605 807)**	
Net result attributable to:					
To owners of PSVs business	(111 813)	(526 489)	(277 795)	(611 408)	
Total comprehensive income (loss) attributable to:					
To owners of PSVs business	(111 813)	(526 489)	(277 795)	(605 807)	

*The accompanying footnotes form an integral part of these interim condensed carve-out financial statements

Interim Condensed Combined Statements of Financial Position

(Unaudited)

(NOK 1,000)

	2023 30.06	2022 31.12	Note
ASSETS			
Long-term assets			
Long-term fixed assets			
Vessels and new build contracts	5 211 701	5 085 542	6
Capitalized periodic maintenance	477 820	275 237	6
Total long-term fixed assets	**5 689 521**	**5 360 779**	
Financial assets			
Other long-term receivables	2 216	2 237	
Total financial assets	**2 216**	**2 237**	
Total long-term assets	**5 691 737**	**5 363 016**	
Current assets			
Inventory	28 420	49 167	
Receivables			
Account receivables	363 485	270 025	9
Other short-term receivables	157 593	99 852	9
Total receivables	**521 079**	**369 877**	
Total current assets	**549 499**	**419 044**	
TOTAL ASSETS	**6 241 236**	**5 782 060**	
EQUITY AND LIABILITIES			
Equity			
Translation adjustments	61 847	61 847	
Net parent investments	431 627	(12 174)	
Total Equity	**493 474**	**49 673**	
Liabilities			
Long-term liabilities			
Interest bearing liabilities	-	4 895 478	5
Total long-term liabilities	**-**	**4 895 478**	
Current liabilities			
Accounts payable	136 363	163 130	
Other current liabilities	150 495	112 948	
Current interest bearing liabilities	5 460 904	560 832	5
Total current liabilities	**5 747 762**	**836 909**	
Total liabilities	**5 747 762**	**5 732 387**	
TOTAL EQUITY AND LIABILITIES	**6 241 236**	**5 782 060**	

*The accompanying footnotes form an integral part of these interim condensed financial statements

Interim Condensed Combined Statements of Changes in Equity

(Unaudited)

(NOK 1,000)

	Translation adjustments	Net parent investment	Total Equity
Equity 01.01.2023	**61 847**	**(12 174)**	**49 673**
Result for the period	-	(277 795)	(277 795)
Translation adjustments	-	-	-
Comprehensive income (loss)	-	(277 795)	(277 795)
Net investment from owners regarded as equity	-	721 595	721 595
Equity 30.06.2023	**61 847**	**431 626**	**493 473**
Equity 01.01.2022	**69 275**	**592 688**	**661 964**
Result for the period	-	(611 408)	(611 408)
Translation adjustments	5 600	-	5 600
Comprehensive income (loss)	5 600	(611 408)	(605 807)
Net investment from owners regarded as equity	-	149 745	149 745
Equity 30.06.2022	**74 876**	**131 026**	**205 902**

*The accompanying footnotes form an integral part of these interim condensed financial statements

Interim Condensed Combined Statements of Cash Flow (Unaudited)

(NOK 1,000)

	2023 YTD	2022 YTD	Note
CASH FLOWS FROM OPERATING ACTIVITIES			
Result before tax	**(275 022)**	**(609 345)**	
Taxes paid	(2 773)	(2 063)	
Depreciation and impairments/(Impairment reversals)	(49 299)	158 390	6
Interest expense	253 541	127 758	
Net other finance income (expenses)	356 436	445 944	
Change in short-term receivables/payables	(101 773)	(67 767)	
Change in other accruals	(20 194)	(39 184)	
Net cash flows from operating activities	**160 916**	**13 733**	
CASH FLOWS FROM INVESTING ACTIVITIES			
Investment in tangible fixed assets	(12 573)	(17 025)	6
Payment of capitalized periodic maintenance	(266 870)	(61 067)	6
Received/(Payment) of long-term receivables	21	(385)	
Net cash flows used in investing activities	**(279 422)**	**(78 476)**	
CASH FLOWS FROM FINANCING ACTIVITIES			
Interests paid	(185 871)	(79 061)	5
Repayment of long-term debt	(417 218)	(5 941)	5
Funding from parent	721 595	149 745	7
Net cash flows from financing activities	**118 505**	**64 743**	
Net change in cash and cash equivalents	-	-	
Cash and cash equivalents at 01.01	-	-	
Cash and cash equivalents at balance sheet date	**-**	**-**	

*The accompanying footnotes form an integral part of these interim condensed financial statements

Notes

Notes to the Interim Condensed Combined Carve-out Financial Statements for the three and six months ended June 30, 2023

(NOK 1,000)

NOTE 1 - General

On March 7, 2023, Solstad Offshore ASA ("SOFF ASA") signed an agreement with the U.S. based Tidewater Inc. for the sale of the activity connected to 37 Platform Supply Vessels (PSV), underlying contracts and crew, here forth referred to as the 'carve-out business' or 'Entity', for a total amount of USD 577 mill. Tidewater Inc. is listed in the US. The transaction was successfully completed on July 5, 2023. These interim condensed combined carve-out financial statements comprise of Solstad Offshore ASA, the parent company and its subsidiaries' activity connected to the carve-out business and have been prepared in order to present the carve-out business activities' historical financial information. The quarterly and half-year interim condensed combined carve-out financial statements are prepared using the same accounting policies and judgements applied in the preparation of the 2022 Combined Carve-out Financial Statements and in compliance with IAS 34 Interim Financial Reporting.

The Interim Condensed Combined Carve-out financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the Entity's 2022 Combined Carve-out Financial Statements. Furthermore, the use of judgement in combining these financial statements is consistent with the principles disclosed in the annual combined carve-out financial statements of Solstad Offshore PSV.

The Interim condensed combined carve-out financial statements of Solstad Offshore PSV are being prepared to fulfill Tidewater Inc.'s SEC business acquisition reporting responsibilities. The Entity was part of SOFF ASA until the transaction was closed with Tidewater Inc. on July 5, 2023. The Interim condensed combined carve-out financial statements have been prepared on a going concern basis, consistent with the SOFF ASA group consolidated interim financial statements for the six months ended June 30, 2023. For further information on going concern, refer to Note 2.

NOTE 2 – Risk Management

The Entity is exposed to credit risk, interest rate risk, foreign currency risk, liquidity risk, capital structure and equity, financing risk and fair value risk. As of the balance sheet date and until July 5, 2023, this has been managed by SOFF ASA, while the entity Risk Management will be handled by the new owner Tidewater Inc as of July 5, 2023, and onwards.

Credit risk is connected to counterparties. The Entity operates in a cyclical business, where exposure to losses on trade fluctuates. The markets have recovered over the last years, and no material losses have been recognized. Due to the nature of the business concentration, risk is present to some degree. Counterparties are concentrated in few industry sectors, and even though the Entity operates worldwide, there is a concentration of counterparties in specific geographical markets. Management continuously review and assess mitigating measures to limit the concentration risk.

The Entity is exposed to interest rate and currency risk, primarily through financing and contracts. Interest rate risk is mainly due to interest bearing debt with floating interest rates. Currency exchange fluctuations can also have a significant effect on the Entity's profit and loss, debt, and equity, due to a substantial portion of the mortgage debt denominated in USD.

The main portion of the Entity's external debt would have matured in March 2024, which was an inherent refinancing risk. As the sale was completed July 5, 2023 SOFF ASA have repaid the debt with the proceeds from the sale of Solstad Offshore PSV to Tidewater Inc, where the Risk Management will be managed by the acquiring entity Tidewater Inc.

The entity uses fair value less costs to sell as the recoverable amount when conducting vessel impairment tests. As a result, the entity is exposed to fluctuations in the fair values of vessels as a result of changes in a series of underlying variables that affect the valuation of vessel.

As of June 30, 2023, the entity was an integrated part of SOFF ASA Group. As a result, the risk toward capital structure and equity was interlinked to the SOFF ASA Group, where the governing principle for the entity aims to ensure a solid balance sheet and liquidity reserves sufficient to support its business operations. As of July, 5, 2023, the capital structure and equity will be linked to the acquiring entity, Tidewater Inc.

The management has not identified any material uncertainties that may cast significant doubt about the entity's ability to continue to adopt the going concern basis of accounting for a period of at least 12 months from the date when these financial statements are issued.

For further details, refer to Note 5 Financial Market Risk, Financial Instruments in the Combined Carve-out Financial Statements of Solstad Offshore PSV of 2022.

NOTE 3 – Operating Income

The Entity's revenues are mainly derived from offering vessels and maritime personnel to customers worldwide. Almost all contracts with customers are contracts with day rate. A contract with day rate is a contract where the income is earned on a day-by-day basis, based on an agreed day rate with the customer. Revenues from contracts with day rate are recognized accordingly.

The agreed day rate is divided into a service element and a lease element. The service element includes the maritime services provided to navigate the vessel according to the customers' requirements, while the lease element is the estimated rental of the vessel (equipment).

Some of the contracts also include victualling and onshore project management. Victualling refers to meals and bedding services provided to the customers' personnel onboard a vessel.

Operating income	2023 Q2	2022 Q2	2023 YTD	2022 YTD
Service element from contracts with day rate	227 160	197 498	424 738	406 464
Management fees	494	962	1 163	1 024
Victualling	990	739	1 670	843
Additional crew and other services	179	3 164	8 453	4 675
Revenue from contracts with customers	**228 822**	**202 363**	**436 024**	**413 006**
Lease element from contracts with day rate	368 906	229 049	639 654	372 461
Other revenue	5 176	1 469	12 012	2 471
Total operating income	**602 903**	**432 881**	**1 087 690**	**787 938**

NOTE 4 – Financial Instruments

FAIR VALUE:

Estimated market values on financial instruments nominated in other currencies than NOK are determined using the currency rate at the balance sheet date.

Set out below is a comparison, by class, of the carrying amounts and fair values of the Entity's financial instruments, other than those with carrying amounts that are reasonable approximations of fair values (e.g., accounts receivable and accounts payable):

Financial assets

	Note	2023 30.06 Carrying amounts	Fair value	2022 31.12 Carrying amounts	Fair value
Other long-term receivables		2 216	2 216	2 237	2 237
Total financial assets		2 216	2 216	2 237	2 237

Financial liabilities

	Note	2023 30.06 Carrying amounts	Fair value	2022 31.12 Carrying amounts	Fair value
Mortgage loan with floating interest	5	5 460 904	5 554 141	5 456 310	5 456 310
Total financial liabilities		5 460 904	5 554 141	5 456 310	5 456 310
Hereof short-term part of long-term debt		5 460 904	5 554 141	560 832	560 832

Fair value hierarchy

The Entity uses the following hierarchy for valuation and presentation of financial instruments:

Level 1: quoted prices in active markets for identical assets or liabilities

Level 2: other techniques for which all inputs which have significant effect on the recorded fair value are observable, either directly or indirectly

Level 3: techniques which use inputs which have significant effect on the recorded fair value that are not based on observable market data

The Entity does not have any financial instruments recorded at fair value to be designated within the fair value hierarchy at level 1, level 2 nor level 3.

Categories of financial assets and financial liabilities

30.06.2023	Derivatives not designated as hedging instruments - fair value through profit or loss	Financial assets at fair value through profit or loss	Financial instruments at fair value through OCI	Financial instruments at amortized cost	Total
Assets					
Debt instruments					
Other long-term receivables	-	-	-	2 216	2 216
Accounts receivables	-	-	-	383 485	383 485
Total Financial assets	-	-	-	**385 701**	**385 701**
Liabilities					
Interest bearing loans and borrowings					
Interest bearing liabilities	-	-	-	5 460 904	5 460 904
Other financial liabilities					
Trade and other payables	-	-	-	-	-
Total financial liabilities	-	-	-	**5 460 904**	**5 460 904**

31.12.2022	Derivatives not designated as hedging instruments - fair value through profit or loss	Financial assets at fair value through profit or loss	Financial instruments at fair value through OCI	Financial instruments at amortized cost	Total
Assets					
Debt instruments					
Other long-term receivables				2 237	2 237
Accounts receivable	-	-	-	270 025	270 025
Total Financial assets	-	-	-	**272 262**	**272 262**
Liabilities					
Interest bearing loans and borrowings					
Interest bearing liabilities	-	-	-	5 456 310	5 456 310
Other financial liabilities					
Trade and other payables	-	-	-	-	-
Total financial liabilities	-	-	-	**5 456 310**	**5 456 310**

NOTE 5 – Mortgage Debt and Other Interest-Bearing Liabilities

	2023 30.06	2022 31.12
Interest bearing liabilities	5 460 904	5 456 310
Total interest bearing debt	**5 460 904**	**5 456 310**
Current portion of long-term debt	5 460 904	560 832

Book value of pledged assets:

All owned vessels were placed as security for the mortgages by the end of the second quarter. The loans were structured in the SOFF ASA group until the sale of the PSVs. The debt has been repaid after the transaction was completed with Tidewater in early Q3.

	2023 30.06	2022 31.12
Account receivables	363 485	270 025
Vessels	5 689 521	5 360 779
Total booked value	**6 053 007**	**5 630 804**

The Entity is compliant with all the covenants related to bank loan agreements as of June 30, 2023. For further information on covenants see note 6 Mortgage Debt and Other liabilities in the Combined Carve-out Financial Statements of Solstad Offshore PSV of 2022.

Changes in liabilities arising from financing activities

	1 January 2023	Interest expense	Cash flows*	Other**	30 June 2023
Current interest bearing liabilities	560 832	-	(23 764)	4 923 836	5 460 904
Non-current interest bearing liabilities	4 895 478	267 440	(578 669)	(4 584 249)	-
Total liabilities from financing activities	**5 456 310**	**267 440**	**(602 433)**	**339 588**	**5 460 904**

*Changes in cash flow related to interest paid and repayment of current and non-current interest-bearing liabilities are presented in cash flow lines Repayment of long-term debt and interests paid.

** other changes include additions, currency effects and change in portion classified as current, as described in Note 2 Risk Management.

	1 January 2022	Interest expense	Cash flows*	Other**	30 June 2022
Current interest bearing liabilities	23 764			451 430	475 194
Non-current interest bearing liabilities	4 907 176	127 758	(85 003)	(6 505)	4 943 426
Total liabilities from financing activities	**4 930 940**	**127 758**	**(85 003)**	**444 925**	**5 418 620**

*Changes in cash flow related to interest paid and repayment of current and non-current interest-bearing liabilities are presented in cash flow lines Repayment of long-term debt and interests paid.

** other changes include additions, currency effects and change in portion classified as current, as described in Note 2 Risk Management

NOTE 6 – Tangible Fixed Assets

	Vessels	Periodic maintenance	Total
Opening balance 01.01.2023	**5 085 542**	**275 237**	**5 360 779**
Additions	12 573	266 870	279 443
Depreciation	(72 148)	(64 287)	(136 435)
Net reversal of impairment	185 734	-	185 734
Closing balance 30.06.2023	**5 211 701**	**477 820**	**5 689 521**

	Vessels	Periodic maintenance	Total
Opening balance 01.01.2022	**5,313,336**	**242,793**	**5,556,129**
Additions	21,935	128,622	150,557
Translation adjustment	(7,428)	-	(7,428)
Depreciation	(221,504)	(96,178)	(317,682)
Impairment	(20,797)	-	(20,797)
Closing balance 31.12.2022	**5,085,542**	**275,237**	**5,360,779**

Impairment Testing of Vessels

The book values of the fleet are reviewed for impairment if events or changes in circumstances indicate that the book value may not be recoverable. In assessing whether there is any indication that an asset may be impaired the Entity considers, as a minimum, the following indications: significant movement in the market in which the Entity operates, brokerage values, volatility of exchange rates and increase in market interest rates. If any such indications exist and where the book value exceeds the estimated recoverable amount, the asset or cash-generating unit is impaired to their recoverable amount. The recoverable amount of plant and equipment is the higher of fair value less costs of disposal and its value in use (ViU). When determining ViU, estimated future cash flows are discounted to their current value using a pre-tax discount rate that reflects current market assessments of the monetary value and the specific risk to the asset. For an asset that does not generate cash inflow, a recoverable amount is calculated for the cash-generating unit to which the asset belongs. Any previously calculated and

recognized impairment losses are reversed if there are any changes to the estimates of the recoverable amount. Reversals of previous impairments are limited to the book value of the asset if its value had not been impaired.

Management has assessed the total activity connected to the carve out business as one reporting Entity. However, while calculating the recoverable amount, each vessel is treated as one cash-generating unit.

As of March 31, 2023, several indications changed compared to the last impairment assessment on December 31, 2022, such as further increased market rates on vessels, the weakening of NOK compared to several key currencies for the Entity and the further rise of interest rates, and this gave rise to the need of a new impairment test for the reporting date of March 31, 2023.

The Entity concluded that the fair value less costs of disposal is higher than ViU and thus used as recoverable amounts for the evaluation of impairment/reversal. A total net reversal of impairment of MNOK 186 (reversal of impairment MNOK 209 and impairment of MNOK 24) was recognized for the three-month period ended March 31, 2023 (for the three-month period ended March 31, 2022, no impairment or reversal of impairment was recognized). The reversal of impairment was for 27 vessels and impairment of 2 vessels.

As of June 30, 2023 and 2022, the Entity assessed the existence of any impairment indications with respect to its fleet and concluded that there were none.

NOTE 7 – Transactions with Related Parties

	Expenses				Payables	
	2023	2022	2023	2022	2023	2022
	QTD	QTD	YTD	YTD	30.06	31.12
General management and administration	59 435	42 270	117 395	75 474	-	-
Funding from the parent	-	-	-	-	1 029 351	307 755

General management and administration

All general management and administration costs are allocated to each vessel in Solstad Offshore ASA, where the costs attributable to the 37 PSVs amounts to the figures above. The figures are connected to the share of administration costs such as shared services for Accounting, HR, ship-management and general management costs. The amount above also includes the share of key management personnel compensation, which is regarded as a related party.

Net funding from parent in Equity

This is the net inflow/outflow of the PSV activity, as this is generated through changes in working capital, tax payables and financing. It is therefore a combination of both internal loan/outstanding but also received revenue and paid expenses. As this is not only one legal Entity, it is derived from several entities' net position of activity towards PSVs and regarded as equity as it is not expected to be repaid nor is it interest bearing.

NOTE 8 – Taxes

The Entity has not reported any tax returns or paid taxes directly from their operations, but through the legal entities that have the activity, and the results are from the activity in these tax areas. The income taxes have been determined based on the assumption that the Entity was a separate legal entity. The assumption implies that the current and deferred income taxes are calculated separately, and the recoverability of the deferred tax assets is also assessed accordingly. Based on the tax assessments the Entity has done, the Entity has a loss carried forward of approximately NOK 6.3 billion. The corresponding deferred tax asset is not recognized in the financial statements, due to the uncertainty of when the benefit will be realized. Taxes on ordinary result relates to local taxation outside Norway.

NOTE 9 – Accounts Receivables and Other Short-Term Receivables

	2023	2022
	30.06	31.12
Accounts receivable	363 485	270 025
Total accounts receivable	**363 485**	**270 025**
Prepaid expenses	8 929	8 953
Earned, not invoiced revenues	55 036	17 884
VAT/ WHT receivable	(6 226)	(1 314)
Other short-term receivables	99 854	74 329
Total short-term receivables	**157 593**	**99 852**

Other short-term receivables are mainly refundable insurance claims, government grants and prepaid docking expenses.

NOTE 10 – Subsequent Events

Reference is made to the announcement 7 March 2023 on the sale of Solstad PSV fleet to Tidewater Inc. for the price of MUSD 577. The transaction was completed July 5, 2023, with all 37 vessels being delivered to Tidewater Inc. In connection to this, some of the proceeds from the transaction has been used to repay the loans connected to the vessels.

Signing of interim condensed combined carve-out financial statements for the three and six months ended June 30, 2023

We confirm that the Interim Condensed Combined Carve-out Financial Statements for the three and six months ended June 30, 2023, are to the best of our knowledge, prepared in accordance with IAS 34 – Interim Financial Reporting.

Board of Directors in Solstad Rederi AS on behalf of Solstad Offshore PSV
Skudeneshavn, September 8, 2023

/s/ Lars Peder Solstad
Lars Peder Solstad, Chairman

/s/ Kjetil Ramstad
Kjetil Ramstad, Director

/s/ Eivind Kvilhaug
Eivind Kvilhaug, Director